UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 8, 2004
(Date of Report/Date of earliest event reported)

SENSIENT TECHNOLOGIES
CORPORATION

(Exact name of registrant as specified in its charter)

WISCONSIN (State or other jurisdiction of incorporation)	1-7626 (Commission File Number)	39-0561070 (IRS Employer Identification No.)

777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
(Address and zip code of principal executive offices)

(414) 271-6755
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On November 8, 2004, Sensient Technologies Corporation (the “Company”) filed Articles of Correction to its Amended and Restated Articles of Incorporation with the Department of Financial Institutions of the State of Wisconsin (the “DFI”) to state that the aggregate number of shares of stock which it is authorized to issue is 100,250,000. The Articles of Correction corrected Section 3.1 of the Amended and Restated Articles of Incorporation filed by the Company with the DFI on January 22, 1999, which incorrectly stated that the aggregate number of shares of stock duly authorized to be issued by the Company was 250,250,000. On review of its corporate records, the Company recently determined that its 1999 amendment to increase the authorized stock to 250,250,000 shares was not properly adopted by the shareholders. The Company believes that this difference in authorized stock has not had, nor will it have during the foreseeable future, a material effect on its operations.

A copy of the Amended and Restated Articles of Incorporation of the Company, as corrected, is attached as Exhibit 3.1 hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 3.1: Amended and Restated Articles of Incorporation

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION

(Registrant)

By:	/s/ John L. Hammond

Name:	John L. Hammond

Title:	Vice President, Secretary and

General Counsel

Date: November 11, 2004

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EXHIBIT INDEX

3.1 Amended and Restated Articles of Incorporation

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